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                                                                    EXHIBIT 99.4


                              [TRIZETTO LETTERHEAD]


FOR IMMEDIATE RELEASE


CONTACTS: TRIZETTO INVESTOR RELATIONS        TRIZETTO MEDIA RELATIONS
          Anna Marie Dunlap                  Ben Martin
          949-719-2200                       201-641-1911, ext. 33
          amdunlap@msn.com                   bmartin@cpronline.com



                        TRIZETTO COMPLETES ACQUISITION OF
                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

             MERGER INCREASES GROWTH PROSPECTS ACROSS BUSINESS UNITS

NEWPORT BEACH, CALIF. - DECEMBER 4, 2000 - The TriZetto(R) Group, Inc. (NASDAQ:TZIX), announced today that it has completed the acquisition of Resource Information Management Systems, Inc. (RIMS), the nation's largest provider of automated claims processing technology for healthcare benefits administrators. Founded in 1981, RIMS QicLink software automates the processing of approximately 125 million claims annually, or 7 percent of the non-pharmacy claims processed in the United States. RIMS serves over 300 clients representing 20 million lives.

TriZetto acquired RIMS in exchange for $3 million in cash and 2.588 million shares of TriZetto common stock. In addition, TriZetto assumed approximately 300,000 stock options and will issue approximately 94,354 shares of restricted stock to RIMS employees. The 2.588 million shares are subject to a lock-up agreement.

The acquisition will be accounted for as a purchase. The company anticipates taking a one-time charge of $4 - $6 million in the fourth quarter of this year to cover acquisition-related expenses.

"RIMS is an excellent strategic fit for TriZetto, and we are enthusiastic about the growth opportunities created by the merger," said Jeffrey H. Margolis, TriZetto's chairman and chief executive officer. "Now that the acquisition is complete, we are moving quickly to integrate RIMS with our three strategic business units. Our HealtheWare unit will offer market-leading Erisco and


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TRIZETTO COMPLETES ACQUISITION OF RESOURCE INFORMATION MANAGEMENT SYSTEMS,
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RIMS software engines on a licensed basis. RIMS' ASP software will become part of our ASP unit, which offers an unrivaled selection of software engines and satellite applications from over 40 vendors. Our HealthWeb(R) Internet platform is being fully integrated with RIMS' Internet software, which will strengthen RIMS' offerings and broaden HealthWeb's products and services. We also anticipate cross-selling our ASP satellite applications and HealthWeb technology to RIMS' large customer base.

"Our recent acquisition of Erisco gives us a large share of the healthcare payer market for core administrative software, and RIMS is the top provider of claims processing and re-pricing technology for the benefits administration market," Margolis said. "By combining Erisco and RIMS with TriZetto's ASP and HealthWeb solutions, we have created a company that offers an unparalleled range of information technology services to the healthcare industry."

RIMS ARCHIVED CONFERENCE CALL

TriZetto hosted a conference call regarding the RIMS acquisition on November 1, 2000. A recording of the call will be available on the investor relations section of TriZetto's Web site at www.trizetto.com until January 31, 2001.

ABOUT TRIZETTO

TriZetto is an information technology and services company focused on the healthcare industry. The company hosts and licenses software and provides e-business platforms, serving over 600 customers with more than 90 million enrollees. TriZetto's application service provider (ASP) unit hosts a broad selection of applications from multiple vendors for a predictable monthly fee. All of TriZetto's ASP offerings are configured for use over the Internet. TriZetto's HealthWeb(R) technology allows all healthcare participants - health plans, providers, employers and members - to exchange information and conduct business over the Internet. HealtheWare, the software engines unit,


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develops and licenses premium Erisco and RIMS applications for payers and benefits administrators. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200, www.trizetto.com.

This press release contains forward-looking statements that are based upon current expectations and that involve risks and uncertainties. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, recurring and non-recurring revenue, EBITDA, profits, cash flow, and financial results, the market for TriZetto's services, future service offerings, client and partner relationships, market share and TriZetto's operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto's implementation of its business plan, the market's acceptance of TriZetto's services, risks associated with management of growth, reliance on third parties to supply key components of TriZetto's services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions, which form the basis of TriZetto's service offerings, and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto's Form 10-K and other SEC filings. Although TriZetto believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by TriZetto or any other person that TriZetto's objectives or plans will be achieved. TriZetto undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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